Alaska Air Group, Inc.                                                          EXHIBIT 11
Computation of Earnings Per Common Share
(In thousands, except per share)

                                                        1994           1993           1992
                                                      ------         ------         ------
Primary -
 Income (loss) before accounting change              $22,531       ($30,918)      ($80,270)
 Deduct dividends on preferred shares                      -         (2,429)        (6,400)
 Deduct preferred stock accretion                          -            (96)          (288)
                                                      ------         ------         ------
 Income (loss) before accounting change
  applicable to common shares                         22,531        (33,443)       (86,958)
 Cumulative effect of accounting change                    -              -         (4,567)
                                                      ------         ------         ------
 Income (loss) applicable to common shares           $22,531       ($33,443)      ($91,525)
                                                      ======         ======         ======

 Average number of shares outstanding                 13,367         13,340         13,309
 Assumed exercise of stock options reduced
  by the number of shares purchased with
  the proceeds from exercise of such options              11              -              -
                                                      ------         ------         ------
 Common shares outstanding as adjusted                13,378         13,340         13,309
                                                      ======         ======         ======
 Earnings (loss) per common share:
  Income (loss) before accounting change               $1.68         ($2.51)        ($6.53)
  Cumulative effect of accounting change                   -              -          (0.34)
                                                      ------         ------         ------
  Net income (loss)                                    $1.68         ($2.51)        ($6.87)
                                                      ======         ======         ======

Fully Diluted -
 Income (loss) before accounting change              $22,531       ($30,918)      ($80,270)
 After tax interest on convertible securities          9,252         10,008          9,573
                                                      ------         ------         ------
 Income (loss) before accounting change
  applicable to common shares                         31,783        (20,910)       (70,697)
 Cumulative effect of accounting change                    -              -         (4,567)
                                                      ------         ------         ------
 Income (loss) applicable to common shares           $31,783       ($20,910)      ($75,264)
                                                      ======         ======         ======

 Average number of shares outstanding                 13,367         13,340         13,309
 Assumed exercise of stock options                        11             12             84
 Assumed conversion of 7.75% debentures                  512            518            518
 Assumed conversion of 6.875% debentures               1,678          1,865          1,983
 Assumed conversion of 7.25% zero coupon notes         4,030          4,277          4,277
 Assumed conversion of preferred shares                    0              0          2,315
                                                      ------         ------         ------
 Average shares as adjusted                           19,598         20,012         22,486
                                                      ======         ======         ======
 Earnings (loss) per common share:
  Income (loss) before accounting change               $1.62         ($0.94)        ($3.14)
  Cumulative effect of accounting change                   -              -          (0.21)
                                                      ------         ------         ------
  Net income (loss)                                    $1.62         ($1.04)        ($3.35)
                                                      ======         ======         ======
* Anti-dilutive                                                           *              *